UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

MEDIZONE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (I.R.S. Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

(269) 202-5020
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.  Bankruptcy or Receivership.

On May 8, 2018, Medizone International, Inc., a Nevada corporation (the “Company”), commenced a voluntary bankruptcy proceeding under Chapter 7 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Case”). The Bankruptcy Case is styled “In re Medizone International Inc., Debtor, No. 18-12662”. As a result of filing of the Bankruptcy Case, Lenard F. Schwartzer, Esq., Schwartzer & McPherson Law Firm, 2850 South Jones Boulevard, Suite 1, Las Vegas, Nevada 89146 (702-228-7590) has been appointed as Chapter 7 trustee by the Bankruptcy Court and has assumed control of the Company. The assets of the Company will be liquidated in accordance with the Code.

Item 8.01  Other Events.

The Company has determined that, as a result of its financial condition, it will not file its Quarterly Report on Form 10-Q for the quarter ended on March 31, 2018, or any subsequent report pursuant to the Securities and Exchange Act of 1934, as amended. The Company does not have sufficient funds to pay for the preparation, review or filing of such reports.

Item 9.01.  Financial Statements and Exhibits.

  (d)       Exhibits

99.1	Press Release dated May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018

MEDIZONE INTERNATIONAL, INC.

By: /s/ David A. Dodd Chief Executive Officer